MANAGEMENT ADVISORY AGREEMENT


      THIS MANAGEMENT AGREEMENT (this "Agreement"), dated as of
April 21, 1998, is entered into by and between DIAMOND BRANDS
INCORPORATED, a Minnesota corporation ("DBI"), and SEAVER KENT &
COMPANY, LLC ("SKC").

      In consideration of the mutual covenants and agreement set forth below, the parties hereto agree as follows:

     1. SKC Management Duties. SKC shall provide general management services to DBI, as reasonably requested by DBI, which shall include, without limitation, the following services (the
"SKC Services"):

           (a) Assist with the development and implementation of a long-term strategic business plan for the expansion and maintenance of DBI's business and operations (the "Business");

           (b) Assist with the development of short-term and long-term financial and operational budgets for the Business;

           (c) Assist with the coordination of DBI's credit arrangements; and

           (d) Assist with the identification of operational opportunities.

     2. Performance of Services. SKC shall exercise due diligence and due care in the performance of the services hereunder.

     3. Compensation for Services.

           (a) For so long as this Agreement shall remain in effect, SKC shall receive from DBI (unless waived in writing by SKC) a management fee, which, on an annual basis shall be equal to the greater of (i) 0.05% of the budgeted consolidated net sales of DBI, as reflected in DBI's budget approved by its Board of Directors and (ii) $200,000. Such fee will be paid in advance within the first ten days of each calendar month in an amount to the greater of (x) the amount described in (i) above for such month or (y) $16,660:

           (b) In addition to the foregoing, DBI shall reimburse SKC for all out-of-pocket expenses (including travel and lodging expenses) SKC may reasonably incur in connection with the performance of the SKC Services.

      4. Independent Contractors. Employees and principals of SKC shall not be deemed to be at any time during the term of this Agreement employees of DBI. The status and relationship with DBI of SKC shall be that of an independent contractor, and accordingly SKC shall not state


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or imply, directly or indirectly, that it is empowered or
authorized to commit or bind DBI or to incur any expenses on behalf of DBI or to enter into any oral of written agreement in the name of or on behalf of DBI (provided, however, that the foregoing shall in no way restrict the ability of any employee or officer of DBI to take any action in such capacity on behalf of DBI, nor shall it restrict the ability of any representative to take any action on behalf of DBI that may be authorized by DBI). Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the parties.

     5. Term of Agreement. This Agreement shall remain in effect until the tenth anniversary of the date of this Agreement;
provided, however, that SKC may elect to terminate this Agreement at any time hereafter and for any reason upon 30 days' written notice to DBI.

     6. Indemnification. DBI shall indemnify SKC and its respective partners, principals, members, employees, directors, officers, representatives and consultants (collectively, "Agents") against, and shall defend against, save and hold each of them harmless from, all claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses (including all legal costs and expenses relating thereto) arising out of or in connection with this Agreement or any act performed or omitted to be performed by SKC or any Agent under or pursuant to this Agreement. When acting within the scope of this Agreement, SKC and each Agent shall be deemed an agent of DBI solely for purposes of indemnification under the Certificate of Incorporation and Bylaws of Cascade.

     7. Assignment. No party may assign its rights or obligations under this Agreement without the prior written consent of the other.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of laws thereunder.

     9. Amendment. This Agreement can be modified or amended only by a writing signed by the parties hereto.


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


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                               DIAMOND BRANDS INCORPORATED



                               By:  /s/ Naresh K. Nakra
                                   --------------------------
                                    Name:  Naresh K. Nakra
                                    Title: President


                               SEAVER KENT & COMPANY, LLC



                               By:  /s/ Bradley R. Kent
                                   --------------------------
                                    Name:  Bradley R. Kent
                                    Title: Managing Member


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